Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of Silver Bull Resources, Inc. (the “Company”) of our report dated January 13, 2020 with respect to the consolidated financial statements of the Company for the years ended October 31, 2019 and 2018, included in the Company’s annual report on Form 10-K for the year ended October 31, 2019. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ Smythe LLP

Smythe LLP, Chartered Professional Accountants

Vancouver, Canada

December 9, 2020